SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): August 16, 1999


                             Interactive Magic, Inc.
      --------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                                 North Carolina
--------------------------------------------------------------------------------
                 (State or other jurisdiction of incorporation)


        0-29750                                           56-2092059
----------------------------                      -----------------------------
 (Commission file Number)                            (IRS Employer ID Number)


215 Southport Drive, Suite 1000, Morrisville, North Carolina 27560
--------------------------------------------------------------------------------
(Address of principal executive offices)                              (Zip Code)


Registrant's telephone number, including area code        919-461-0722
                                                         -----------------------


                                       NA
--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

Item 5.  Other Events.
         ------------

On August 16, 1999, the Registrant and John W.("Bill") Stealey, the Registrant's founder and Chief Executive Officer, entered into an agreement: (1) providing for the resignation of Mr. Stealey from his position as Chief Executive Officer of the Registrant, (2) appointing Jacob Agam, a designee of Vertical Financial Holdings, as Chairman of the Board to fill the vacant Board seat created by Avi Suriel's recent resignation from the Board, (3) designating management's slate of nominees for election to the Board at the annual meeting of shareholders; and
(4) establishing various other terms relating to Mr. Stealey's resignation. A copy of this agreement is filed as an exhibit to this current report. Vertical Financial Holdings, a large shareholder of the Registrant, also executed this agreement for the purpose of agreeing to vote its shares in accordance with certain terms of the agreement. The Registrant's Board of Directors approved the agreement at a Board meeting held just prior to execution of the agreement.

Exhibits:
--------

99.1 Agreement dated August 16, 1999, among the Registrant, John W. ("Bill") Stealey and Vertical Financial Holdings.

4.05 Registration Rights Agreement dated August 16, 1999, between the Registrant and John W. ("Bill") Stealey.

                                   SIGNATURES
                                   ----------


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                            INTERACTIVE MAGIC, INC.



Date: August 18, 1999                        /s/ Michael W. Oliver
                                            ------------------------------------
                                            Michael W. Oliver,
                                            Chief Financial Officer